UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2013

KID BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey		07073
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Sassy Real Estate Sale

On October 10, 2013 (the Effective Date”), Sassy, Inc. (“Seller”), an Illinois corporation and wholly-owned subsidiary of Kid Brands, Inc. (the “Company”), entered into a Buy and Sell Agreement (the “Sassy Agreement”) with Ventra Grand Rapids 5, LLC, a Delaware corporation (“Buyer”), for the sale by Seller to Buyer of the real property owned by Seller and located at 2305 Breton Industrial Park Drive SE, Kentwood, Michigan, together with the buildings, fixtures and improvements thereon, as well as specified equipment and personal property (collectively, the “Premises”), for a cash purchase price of $1.5 million. Buyer has informed Seller that it intends to use the property primarily as warehouse space, and in accordance therewith, a portion of the Premises was made available to the Buyer commencing October 14, 2013 pursuant to a short-term license until the closing is consummated.

The closing under the Sassy Agreement is subject to entry into a leasing arrangement between the Buyer and the Seller (as tenant) with respect to a portion of the Premises (at an approximate total cost of $300,000, exclusive of any renewal periods). The office lease will be for a two-year term, with three one-year options to extend, provided that the Buyer may cancel the office lease after its first anniversary on 180 days’ prior notice. The warehouse space will be leased through May 31, 2014.

The Buyer has various termination rights under the Sassy Agreement (to the extent such rights are exercised within the time periods specified therein), including: dissatisfaction with the results of an inspection of the Premises, by notice given to Seller within 30 days of the Effective Date (the “Due Diligence Period”); specified uncured title objections; or an unsatisfactory environmental assessment. Either party may elect to terminate the Sassy Agreement if all or any part of the Premises is damaged by causes beyond Seller’s control that cannot be repaired prior to the closing date, or any part of the Premises is taken pursuant to any power of eminent domain.

Seller shall (at its expense) provide Buyer with a standard title insurance policy in the amount of the purchase price. The closing is expected to occur within 45 days after the Effective Date. In connection with the sale, the Company recorded a non-cash charge in the approximate amount of $0.7 million in the third quarter of 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2013	KID BRANDS, INC.

	By:	/s/ Kerry Carr
Kerry Carr
Executive Vice President, Chief Operating Officer and Chief Financial Officer